NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Second Quarter Net Premiums Written Grew 27.2% and Return on Equity of 15.0%
Greenwich, CT, July 22, 2021 - W. R. Berkley Corporation (NYSE: WRB) today reported its second quarter 2021 results.

Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2021	2020	2021	2020

Gross premiums written	$2,661,236	$2,132,246	$5,145,948	$4,363,618
Net premiums written	2,212,181	1,739,818	4,262,219	3,585,664

Net income to common stockholders	237,238	71,260	466,763	66,842
Net income per diluted share	1.27	0.38	2.50	0.35

Operating income (1)	219,059	11,552	420,840	144,064
Operating income per diluted share	1.17	0.06	2.25	0.76

Return on equity (2)	15.0%	4.7%	14.8%	2.2%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(2)Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

W. R. Berkley Corporation        2

Second quarter highlights included:
•Net premiums written increased 27.2%.
•The reported combined ratio was 89.7%. The current accident year combined ratio before catastrophe losses of 2.2 loss ratio points was 87.5%.
•Return on equity of 15.0%.
•Record quarterly underwriting income of $202.2 million.
•Average rate increases excluding workers' compensation were approximately 9.7%.
•Net investment income increased 96.9% to $168.2 million.
•Total capital returned to shareholders was $112 million, consisting of $89 million of special dividends and $23 million of regular dividends.

The Company commented:
The Company reported outstanding results in the second quarter of 2021 with net premium growth in excess of 27%, a combined ratio of 89.7%, and an annualized return on equity of 15%.
Rate increases continued to outpace loss costs, further solidifying our current rate adequacy. As more products achieved or exceeded our target rate levels, our attention turned to exposure growth and business expansion. We expect this growth and rate achievement will contribute to additional underwriting profits as they are fully earned.
Our alternative investment portfolio also delivered strong performance, driven by investment funds and approximately $39 million of realized investment gains. We remain committed to a total return investment strategy and anticipate that it will continue to generate attractive returns for shareholders.
The combination of rate adequacy and an improving economy have created opportunities for profitable growth for the property casualty insurance market. Our structure, operating model and specialty product focus distinctly position us to outperform in such circumstances. We anticipate that these economic and market trends will continue to yield positive results for our Company for the foreseeable future.

W. R. Berkley Corporation        3
Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on July 22, 2021, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

W. R. Berkley Corporation        4
Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2021 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing COVID-19 pandemic; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2021 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation        5
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2021	2020	2021	2020
Revenues:
Net premiums written	$2,212,181	$1,739,818	$4,262,219	$3,585,664
Change in unearned premiums	(240,557)	(62,903)	(440,639)	(217,331)
Net premium earned	1,971,624	1,676,915	3,821,580	3,368,333
Net investment income	168,187	85,431	326,764	260,194
Net investment gains (losses):
Net realized and unrealized gains (losses) on investments	20,461	61,653	72,219	(81,632)
Change in allowance for credit losses on investments	3,603	16,232	(13,316)	(17,657)
Net investment gains (losses)	24,064	77,885	58,903	(99,289)
Revenues from non-insurance businesses	109,122	75,742	196,552	169,471
Insurance service fees	22,256	19,870	48,064	45,621
Other Income	833	183	1,092	2,305
Total Revenues	2,296,086	1,936,026	4,452,955	3,746,635
Expenses:
Loss and loss expenses	1,203,647	1,135,126	2,325,238	2,242,379
Other operating costs and expenses	647,705	580,840	1,263,973	1,159,173
Expenses from non-insurance businesses	106,698	76,238	192,989	170,996
Interest expense	38,096	38,373	74,747	75,105
Total expenses	1,996,146	1,830,577	3,856,947	3,647,653
Income before income tax	299,940	105,449	596,008	98,982
Income tax expense	(62,262)	(33,793)	(126,614)	(30,852)
Net Income before noncontrolling interests	237,678	71,656	469,394	68,130
Noncontrolling interest	(440)	(396)	(2,631)	(1,288)
Net income to common stockholders	$237,238	$71,260	$466,763	$66,842

Net income per share:
Basic	$1.28	$0.38	$2.52	$0.36
Diluted	$1.27	$0.38	$2.50	$0.35

Average shares outstanding (1):
Basic	185,155	185,979	185,175	188,133
Diluted	187,106	187,862	186,985	190,078

(1)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

W. R. Berkley Corporation        6
Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Second Quarter		Six Months
	2021	2020	2021	2020
Insurance:
Gross premiums written	$2,421,846	$1,917,702	$4,561,859	$3,859,511
Net premiums written	1,994,212	1,543,157	3,734,036	3,126,475
Net premiums earned	1,727,202	1,465,044	3,332,181	2,949,999
Pre-tax income	291,290	76,546	548,399	252,493
Loss ratio	61.4%	67.0%	61.3%	66.1%
Expense ratio	28.5%	30.7%	28.9%	31.0%
GAAP Combined ratio	89.9%	97.7%	90.2%	97.1%

Reinsurance & Monoline Excess:
Gross premiums written	$239,390	$214,544	$584,089	$504,107
Net premiums written	217,969	196,661	528,183	459,189
Net premiums earned	244,422	211,871	489,399	418,334
Pre-tax income	74,794	12,566	143,443	49,080
Loss ratio	58.2%	72.2%	57.4%	70.3%
Expense ratio	30.4%	32.9%	30.6%	32.6%
GAAP Combined ratio	88.6%	105.1%	88.0%	102.9%

Corporate and Eliminations:
Net investment gains (losses)	$24,064	$77,885	$58,903	$(99,289)
Interest expense	(38,096)	(38,373)	(74,747)	(75,105)
Other revenues and expenses	(52,112)	(23,175)	(79,990)	(28,197)
Pre-tax (loss) income	(66,144)	16,337	(95,834)	(202,591)

Consolidated:
Gross premiums written	$2,661,236	$2,132,246	$5,145,948	$4,363,618
Net premiums written	2,212,181	1,739,818	4,262,219	3,585,664
Net premiums earned	1,971,624	1,676,915	3,821,580	3,368,333
Pre-tax income	299,940	105,449	596,008	98,982
Loss ratio	61.0%	67.7%	60.8%	66.6%
Expense ratio	28.7%	31.0%	29.1%	31.2%
GAAP Combined ratio	89.7%	98.7%	89.9%	97.8%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

W. R. Berkley Corporation        7
Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2021	2020	2021	2020
Net premiums written:
Other liability	$720,523	$559,727	$1,378,301	$1,141,371
Short-tail lines (1)	391,778	323,164	716,830	631,053
Workers' compensation	315,638	273,036	602,362	600,322
Commercial automobile	279,204	213,063	527,771	418,490
Professional liability	287,069	174,167	508,772	335,239
Total Insurance	1,994,212	1,543,157	3,734,036	3,126,475
Casualty reinsurance	156,216	132,927	331,081	276,388
Monoline excess	23,664	19,571	109,172	94,838
Property reinsurance	38,089	44,163	87,930	87,963
Total Reinsurance & Monoline Excess	217,969	196,661	528,183	459,189
Total	$2,212,181	$1,739,818	$4,262,219	$3,585,664

Current accident year losses from catastrophes (including COVID-19 related losses):
Insurance	$36,803	$114,038	$69,632	$170,619
Reinsurance & Monoline Excess	7,162	31,822	10,162	54,015
Total	$43,965	$145,860	$79,794	$224,634

Net Investment income:
Core portfolio (2)	$102,961	$111,679	$203,528	$244,727
Investment funds	61,311	(57,552)	100,246	(16,975)
Arbitrage trading account	3,915	31,304	22,989	32,442
Total	$168,187	$85,431	$326,764	$260,194

Net realized and unrealized gains (losses) on investments:
Net realized gains (losses) on investments	$38,700	$(261)	$114,793	$10,921
Change in unrealized (losses) gains on equity securities	(18,239)	61,914	(42,574)	(92,553)
Total	$20,461	$61,653	$72,219	$(81,632)

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$565,733	$519,234	$1,111,483	$1,051,158
Insurance service expenses	21,789	20,423	42,575	42,995
Net foreign currency gains	(1,125)	(7,382)	(6,719)	(28,923)
Debt extinguishment costs	7,903	—	11,520	—
Other costs and expenses	53,405	48,565	105,114	93,943
Total	$647,705	$580,840	$1,263,973	$1,159,173

Cash flow from operations	$384,819	$427,282	$695,809	$579,851

Reconciliation of net income to operating income:
Net income	$237,238	$71,260	$466,763	$66,842
Pre-tax investment (gains) losses, net of related expenses	(23,271)	(77,785)	(56,573)	99,807
Income tax expense (benefit)	5,092	18,077	10,650	(22,585)
Operating income after-tax (3)	$219,059	$11,552	$420,840	$144,064

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

W. R. Berkley Corporation        8
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2021	December 31, 2020

Net invested assets (1)	$22,315,029	$21,370,503
Total assets	30,297,917	28,571,965
Reserves for losses and loss expenses	14,480,947	13,784,430
Senior notes and other debt	1,911,753	1,623,025
Subordinated debentures	1,007,293	1,102,309
Common stockholders' equity (2)	6,578,276	6,310,802
Common stock outstanding (3)	177,414	177,825
Book value per share (4)	37.08	35.49
Tangible book value per share (4)	35.83	34.22

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of June 30, 2021, reflected in common stockholders' equity are after-tax unrealized investment gains of $223 million and unrealized currency translation losses of $345 million. As of December 31, 2020, after-tax unrealized investment gains were $290 million and unrealized currency translation losses were $352 million.
(3)During the six months ended June 30, 2021, the Company repurchased 465,063 shares of its common stock for $30 million. During the three months ended June 30, 2021, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation        9
Investment Portfolio
June 30, 2021
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$502,625	2.3%
State and municipal:
Special revenue	2,176,388	9.8%
Local general obligation	452,710	2.0%
State general obligation	451,588	2.0%
Pre-refunded	248,137	1.1%
Corporate backed	165,190	0.8%
Total state and municipal	3,494,013	15.7%
Mortgage-backed securities:
Agency	661,323	3.0%
Commercial	143,586	0.6%
Residential - Prime	117,488	0.5%
Residential - Alt A	7,029	0.0%
Total mortgage-backed securities	929,426	4.1%
Asset-backed securities	4,317,863	19.4%
Corporate:
Industrial	3,106,003	13.9%
Financial	1,633,318	7.3%
Utilities	423,848	1.9%
Other	177,494	0.8%
Total corporate	5,340,663	23.9%
Foreign government	1,068,918	4.8%
Total fixed maturity securities (1)	15,653,508	70.2%
Equity securities available for sale:
Common stocks	449,500	2.0%
Preferred stocks	193,493	0.9%
Total equity securities available for sale	642,993	2.9%
Cash and cash equivalents (2)	2,088,319	9.4%
Real estate	1,811,263	8.1%
Investment funds (3)	1,368,661	6.1%
Arbitrage trading account	634,276	2.8%
Loans receivable	116,009	0.5%
Net invested assets	$22,315,029	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.4 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(3)Investment funds are net of related liabilities of $0.8 million.